AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Jeff Wilhoit
Chief Operating Officer	General Inquiries
Chief Financial Officer	(312) 640-6757
(563) 589-1994	jwilhoit@ financialrelationsboard. com
jschmidt @htlf.com

FOR IMMEDIATE RELEASE
MONDAY, JULY 25, 2005

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER EARNINGS

Dubuque, Iowa, July 25, 2005—Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported results for the second quarter of 2005.

Second Quarter 2005 Highlights

▪	Net income improved by 18% over second quarter 2004
▪	Average earning assets increased 22% over second quarter 2004
▪	Net interest margin improved over second quarter 2004

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income (in millions)	$5.4	$4.6	$10.7	$9.6
Diluted earnings per share	.32	.29	.64	.62

Return on average assets	.81%	.84%	.81%	.92%
Return on average equity	12.12	12.23	12.09	13.22
Net interest margin	4.03	3.71	4.00	3.82

“Our second quarter performance was solid. We were pleased to see an improvement in our net interest margin over the previous quarter. Especially gratifying was the growth experienced in our loan portfolio.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA

Dubuque, Iowa, July 25, 2005—Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported improved earnings for the second quarter of 2005. Net income for the second quarter ended June 30, 2005, was $5.4 million, or $0.32 per diluted share, compared to net income of $4.6 million, or $0.29 per diluted share, during the second quarter of 2004. Return on average equity was 12.12 percent and return on average assets was 0.81 percent for the second quarter of 2005, compared to 12.23 percent and 0.84 percent, respectively, for the same quarter in 2004.

Net income for the first six months of 2005 was $10.7 million, or $0.64 per diluted share, compared to $9.6 million, or $0.62 per diluted share, for the same period in 2004. The year-to-date earnings during 2004 included securities gains of $1.9 million. Exclusive of securities gains, year-to-date 2005 pre-tax income increased $3.6 million or 30 percent over year-to-date 2004 pre-tax income. Return on average equity was 12.09 percent and return on average assets was 0.81 percent for the first six months of 2005, compared to 13.22 percent and 0.92 percent, respectively, for the same period in 2004.

A contributing factor to the improved earnings for the second quarter of 2005 compared to the second quarter of 2004 was the acquisition of Rocky Mountain Bank. Since this acquisition was completed on June 1, 2004, only one month of their earnings was included in the second quarter 2004 results. Rocky Mountain Bank’s contribution to net income during the second quarter of 2005 was $527,000 compared to $260,000 during the second quarter of 2004.

“Our second quarter performance was solid,” said Lynn B. Fuller, chairman, president and chief executive officer. “We were pleased to see an improvement in our net interest margin over the previous quarter. Especially gratifying was the growth experienced in our loan portfolio. The Rocky Mountain Bank acquisition will continue to contribute to improved earnings as full integration into the Heartland community banking model proceeds during the remainder of this year. Conversion to our mainframe software was completed in late April, providing Rocky Mountain Bank the opportunity to offer enhanced products and services to its customer base. Costs associated with the full integration had been somewhat of a drag on earnings and these costs will continue to diminish as the year proceeds.”

Net interest margin, expressed as a percentage of average earning assets, was 4.03 percent during the second quarter of 2005 compared to 3.71 percent for the second quarter of 2004 and 3.97 percent for the first quarter of 2005. Net interest income totaled $23.1 million during the second quarter of 2005, an increase of $5.8 million or 34 percent from the $17.3 million recorded during the second quarter of 2004. Contributing to this increase was the 22 percent growth in average earning assets, of which half resulted from internal growth and the other half from the acquisition of Rocky Mountain Bank. Rocky Mountain Bank’s net interest income during the second quarter of 2005 was $3.6 million. Interest income in the second quarter of 2005 totaled $37.6 million compared to $27.7 million in the second quarter of 2004, an increase of $9.9 million or 36 percent. Rocky Mountain Bank’s portion of the interest income was $5.3 million during the second quarter of 2005 and $1.6 million during the second quarter of 2004. Interest expense for the second quarter of 2005 was $14.5 million compared to $10.4 million in the second quarter of 2004, an increase of $4.1 million or 39 percent. Rocky Mountain Bank’s portion of the interest expense was $1.6 million during the second quarter of 2005 and $484,000 during the second quarter of 2004.

Net interest income simulations reflect an asset sensitive posture leading to stronger earnings performance in a rising rate environment. Should the current rising rate environment reverse, net interest income would likely decline. In order to mitigate the negative impact a downward movement in interest rates would have on net interest income, the Company entered into an interest rate floor transaction on July 8, 2005. A two-year contract was acquired on prime at a strike level of 5.5% on a notional amount of $100.0 million. Changes in the fair market value of this hedge transaction will flow through Heartland’s income statement.

Noninterest income improved by $452,000 or 5 percent during the second quarter of 2005 compared to the same quarter in 2004. The categories experiencing improvement were service charges and fees, trust fees and rental income on operating leases. The increase in these categories was partially offset by the reduction experienced in securities gains and valuation adjustment on mortgage servicing rights.

For the second quarter of 2005, noninterest expense increased $4.2 million or 22 percent, reflecting the inclusion of the costs related to the operations at the Company’s most recent acquisitions, Rocky Mountain Bank and the Wealth Management Group of Colonial Trust Company. Additionally, Arizona Bank & Trust opened a second branch in May 2004 and a third branch in May 2005. Rocky Mountain Bank’s portion of noninterest expense totaled $3.3 million during the second quarter of 2005 and $905,000 during the second quarter of 2004. The largest component of noninterest expense, salaries and employee benefits, was responsible for $2.3 million or 53 percent of the increase in noninterest expense during the quarters under comparison. The addition of Rocky Mountain Bank made up $1.0 million or 45 percent of the growth in this category. During the second quarter of 2005, compensation expense associated with restricted stock awards granted under the 2005 Long-Term Incentive Plan approved at Heartland’s annual stockholders’ meeting held this May totaled $242,000 and related to the six-month period ended on June 30, 2005. The remaining growth in salaries and employee benefits expense was a result of the other expansion underway. Total full-time equivalent employees increased to 884 at quarter-end 2005 from 825 at quarter-end 2004.

Heartland’s effective tax rate was 32.81 percent for the second quarter of 2005 compared to 31.43 percent during the second quarter of 2004. The lower effective rate during the second quarter of 2004 was the result of anticipated federal historic rehabilitation tax credits and low-income housing tax credits totaling $840,000. During the year 2005, these credits are anticipated to total $436,000. Tax-exempt interest income went from 17.82 percent of pre-tax income during the second quarter of 2004 to 19.14 percent during the same quarter of 2005. The tax-equivalent adjustment for this tax-exempt interest income was $830,000 during the second quarter of 2005 compared to $639,000 during the same quarter in 2004.

At June 30, 2005, total assets reached $2.71 billion, an increase of $83.0 million or 3 percent since year-end 2004. The majority of this growth occurred during the second quarter. Total loans and leases were $1.85 billion at June 30, 2005, an increase of $82.0 million or 5 percent since year-end 2004. Loan demand picked up during the second quarter of 2005 and management remains optimistic that it will continue during the remaining quarters of 2005. All the banks experienced loan growth during the second quarter, with the major contributors being Dubuque Bank and Trust Company, Galena State Bank and Trust Company and Arizona Bank & Trust. Additionally, loans held for sale increased $18.2 million or 56 percent since year-end 2004. Half of this increase was the result of additional variable-rate commercial and commercial real estate loans at Wisconsin Community Bank structured to qualify under the United States Small Business Administration’s Certified Development Company (504) Loan Program.

Total deposits at June 30, 2005, were $2.05 billion, an increase of $68.6 million or 3 percent since year-end 2004. Over 90 percent of this growth occurred during the second quarter. All deposit categories experienced growth. Consistent with prior years, demand deposits began to increase during the second quarter of the year after experiencing a decline during the first quarter of the year due to normal seasonal fluctuations that many banks experience. The Company’s two newer de novo banks, New Mexico Bank & Trust and Arizona Bank & Trust have been the most successful at attracting demand deposits. The time deposits category had the largest increase, $48.0 million or 5 percent. Except for Wisconsin Community Bank, all of the Company’s subsidiary banks were able to increase deposits in this category. Of particular note is that $17.6 million of brokered deposits that matured during the first six months were replaced with time deposits from the local markets. The only bank to experience growth in all deposit categories was New Mexico Bank & Trust.

The allowance for loan and lease losses at June 30, 2005, was 1.44 percent of loans and 179 percent of nonperforming loans, compared to 1.41 percent of loans and 252 percent of nonperforming loans at December 31, 2004. Nonperforming loans increased to $14.9 million or 0.80 percent of total loans and leases compared to $13.4 million or 0.75 percent of total loans and leases at March 31, 2005, and $9.9 million or 0.56 percent of total loans and leases at December 31, 2004. Contributing to the increase in nonperforming loans during the second quarter of 2005 was a $3.4 million loan at Rocky Mountain Bank. The overall increase in nonperforming loans at Rocky Mountain Bank since acquisition has not been a surprise as nearly all these loans were identified as potential problem loans during due diligence. Because of the net realizable value of collateral, guarantees and other factors, anticipated losses on Heartland’s nonperforming loans, including those at Rocky Mountain Bank, are not expected to be significant and have been specifically provided for in the allowance for loan and lease losses.

“Looking ahead, we continue to see signs that loan demand will remain strong throughout the remainder of the year. Development of our branch network also continues. We most recently opened a new location in Phoenix, Arizona and construction has begun on three sites in Albuquerque, New Mexico; one site in Kalispell, Montana; and one site in Rockford, Illinois. Plans are underway to begin construction on a site in Santa Fe, New Mexico and a site in Chandler, Arizona for completion late this year or early in the first quarter of 2006,”explained Fuller.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a financial services company providing banking, mortgage, investment, insurance, trust, fleet management and consumer finance services to individuals and businesses in 42 communities in nine states -- Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota and Massachusetts. Heartland Financial USA, Inc. is listed on Nasdaq. Its trading symbol is HTLF.

Additional information about Heartland Financial USA, Inc. is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Six Months Ended
	6/30/2005	6/30/2004	6/30/2005	6/30/2004
Interest Income
Interest and fees on loans and leases	$32,596	$23,897	$62,584	$45,657
Interest on securities and other:
Taxable	3,567	2,698	7,098	6,306
Nontaxable	1,333	1,064	2,658	2,090
Interest on federal funds sold	57	9	104	14
Interest on interest bearing deposits in other financial institutions	79	46	147	90
Total Interest Income	37,632	27,714	72,591	54,157
Interest Expense
Interest on deposits	10,282	6,987	19,464	13,556
Interest on short-term borrowings	1,709	699	2,973	1,296
Interest on other borrowings	2,540	2,741	5,046	5,175
Total Interest Expense	14,531	10,427	27,483	20,027
Net Interest Income	23,101	17,287	45,108	34,130
Provision for loan and lease losses	1,636	991	3,000	2,347
Net Interest Income After Provision for Loan and Lease Losses	21,465	16,296	42,108	31,783
Noninterest Income
Service charges and fees	2,778	2,468	5,467	4,595
Trust fees	1,605	1,121	3,200	2,141
Brokerage commissions	255	350	478	628
Insurance commissions	129	158	266	382
Securities gains (losses), net	(20)	327	33	1,867
Gain (loss) on trading account securities	(26)	(10)	(8)	75
Rental income on operating leases	3,845	3,461	7,416	6,923
Gains on sale of loans	868	845	1,580	1,372
Valuation adjustment on mortgage servicing rights	(34)	186	(18)	113
Other noninterest income	640	682	1,341	1,213
Total Noninterest Income	10,040	9,588	19,755	19,309
Noninterest Expense
Salaries and employee benefits	11,529	9,270	22,711	18,091
Occupancy	1,534	1,215	3,160	2,278
Furniture and equipment	1,542	1,325	2,909	2,452
Depreciation on equipment under operating leases	3,141	2,869	6,069	5,730
Outside services	1,888	1,471	3,816	2,972
FDIC deposit insurance assessment	69	61	139	112
Advertising	767	637	1,576	1,176
Other intangible amortization	237	144	507	232
Other noninterest expenses	2,752	2,220	5,323	4,185
Total Noninterest Expense	23,459	19,212	46,210	37,228
Income Before Income Taxes	8,046	6,672	15,653	13,864
Income taxes	2,640	2,097	4,983	4,223
Net Income	$5,406	$4,575	$10,670	$9,641
Earnings per common share-basic	$0.33	$0.29	$0.65	$0.63
Earnings per common share-diluted	$0.32	$0.29	$0.64	$0.62
Weighted average shares outstanding-basic	16,420,073	15,597,584	16,450,097	15,382,398
Weighted average share outstanding-diluted	16,722,383	15,836,341	16,754,056	15,624,993

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004
Interest Income
Interest and fees on loans and leases	$ 32,596	$ 29,988	$ 29,320	$ 28,041	$ 23,897
Interest on securities and other:
Taxable	3,567	3,531	3,846	3,248	2,698
Nontaxable	1,333	1,325	1,301	1,183	1,064
Interest on federal funds sold	57	47	128	33	9
Interest on interest bearing deposits in other financial institutions	79	68	71	66	46
Total Interest Income	37,632	34,959	34,666	32,571	27,714
Interest Expense
Interest on deposits	10,282	9,182	8,879	8,413	6,987
Interest on short-term borrowings	1,709	1,264	1,106	693	699
Interest on other borrowings	2,540	2,506	2,148	2,998	2,741
Total Interest Expense	14,531	12,952	12,133	12,104	10,427
Net Interest Income	23,101	22,007	22,533	20,467	17,287
Provision for loan and lease losses	1,636	1,364	1,446	1,053	991
Net Interest Income After Provision for Loan and Lease Losses	21,465	20,643	21,087	19,414	16,296
Noninterest Income
Service charges and fees	2,778	2,689	2,636	2,688	2,468
Trust fees	1,605	1,595	1,631	1,196	1,121
Brokerage commissions	255	223	259	213	350
Insurance commissions	129	137	201	174	158
Securities gains (losses), net	(20)	53	55	(61)	327
Gain (loss) on trading account securities	(26)	18	11	(32)	(10)
Rental income on operating leases	3,845	3,571	3,432	3,425	3,461
Gains on sale of loans	868	712	1,224	814	845
Valuation adjustment on mortgage servicing rights	(34)	16	52	(73)	186
Other noninterest income	640	701	350	337	682
Total Noninterest Income	10,040	9,715	9,851	8,681	9,588
Noninterest Expense
Salaries and employee benefits	11,529	11,182	10,755	10,597	9,270
Occupancy	1,534	1,626	1,363	1,337	1,215
Furniture and equipment	1,542	1,367	1,447	1,423	1,325
Depreciation on equipment under operating leases	3,141	2,928	2,832	2,798	2,869
Outside services	1,888	1,928	1,997	2,026	1,471
FDIC deposit insurance assessment	69	70	64	65	61
Advertising	767	809	653	829	637
Other intangibles amortization	237	270	275	257	144
Other noninterest expenses	2,752	2,571	2,629	3,361	2,220
Total Noninterest Expense	23,459	22,751	22,015	22,693	19,212
Income Before Income Taxes	8,046	7,607	8,923	5,402	6,672
Income taxes	2,640	2,343	2,330	1,384	2,097
Net Income	$ 5,406	$ 5,264	$ 6,593	$ 4,018	$ 4,575
Earnings per common share-basic	$ .33	$ .32	$ .40	$ .24	$ .29
Earnings per common share-diluted	$ .32	$ .32	$ .40	$ .24	$ .29
Weighted average shares outstanding-basic	16,420,073	16,479,244	16,339,343	16,420,197	15,597,584
Weighted average shares outstanding-diluted	16,722,383	16,704,808	16,579,602	16,663,051	15,836,341

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004
Assets
Cash and cash equivalents	$ 85,011	$ 83,533	$ 73,749	$ 95,053	$ 94,944
Time deposits in other financial institutions	-	1,190	1,178	1,166	1,154
Securities	507,985	524,448	553,284	503,775	460,922
Loans held for sale	50,329	41,710	32,161	33,731	42,198
Loans and leases:
Held to maturity	1,854,926	1,783,256	1,772,954	1,737,614	1,689,109
Allowance for loan and lease losses	(26,676)	(26,011)	(24,973)	(24,520)	(23,901)
Loans and leases, net	1,828,250	1,757,245	1,747,981	1,713,094	1,665,208
Assets under operating lease	41,045	37,379	35,188	34,410	33,285
Premises, furniture and equipment, net	88,440	85,234	79,353	77,619	73,249
Goodwill	35,398	35,398	35,374	37,271	31,967
Other intangible assets, net	9,568	9,855	10,162	9,413	9,690
Other assets	66,002	55,745	60,625	61,838	64,219
Total Assets	$ 2,712,028	$ 2,631,737	$ 2,629,055	$ 2,567,370	$ 2,476,836

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 329,577	$ 314,430	$ 323,014	$ 300,811	$ 301,875
Savings	764,918	750,982	750,870	761,926	685,014
Time	957,918	925,163	909,962	919,711	842,989
Total deposits	2,052,413	1,990,575	1,983,846	1,982,448	1,829,878
Short-term borrowings	231,532	221,081	231,475	180,395	225,284
Other borrowings	211,654	215,423	196,193	194,650	219,056
Accrued expenses and other liabilities	34,183	28,659	41,759	39,324	38,410
Total Liabilities	2,529,782	2,455,738	2,453,273	2,396,817	2,312,628
Stockholders’ Equity	182,246	175,999	175,782	170,553	164,208
Total Liabilities and Stockholders’ Equity	$ 2,712,028	$ 2,631,737	$ 2,629,055	$ 2,567,370	$ 2,476,836

Common Share Data
Book value per common share	$ 11.11	$ 10.68	$ 10.69	$ 10.44	$ 9.98
FAS 115 effect on book value per common share	$ 0.15	$ (0.08)	$ 0.18	$ 0.27	$ (0.08)
Common shares outstanding, net of treasury	16,399,470	16,481,082	16,441,058	16,336,073	16,452,884

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended		For the Six Months Ended
	6/30/2005	6/30/2004	6/30/2005	6/30/2004

Average Balances
Assets	$ 2,680,435	$ 2,200,577	$ 2,651,892	$ 2,102,497
Loans and leases, net of unearned	1,865,302	1,511,657	1,835,427	1,433,077
Deposits	2,022,879	1,614,932	2,000,418	1,544,705
Earning assets	2,381,733	1,945,763	2,355,202	1,863,908
Interest bearing liabilities	2,146,900	1,752,683	2,120,714	1,676,828
Stockholders' equity	178,894	150,396	177,985	146,647

Earnings Performance Ratios
Return on average assets	0.81%	0.84%	0.81%	0.92%
Return on average equity	12.12	12.23	12.09	13.22
Net interest margin(1)	4.03	3.71	4.00	3.82
Efficiency ratio(2)	69.02	70.66	69.56	70.48
Efficiency ratio, banks only(2)	62.15	62.09	63.32	61.99

	For the Quarters Ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004

Average Balances
Assets	$ 2,680,435	$ 2,623,349	$ 2,623,235	$ 2,504,249	$ 2,200,577
Loans and leases, net of unearned	1,865,302	1,805,551	1,788,204	1,743,516	1,511,657
Deposits	2,022,879	1,977,957	2,015,814	1,909,129	1,614,932
Earning assets	2,381,733	2,328,670	2,323,172	2,214,971	1,945,763
Interest bearing liabilities	2,146,900	2,094,528	2,082,590	1,998,116	1,752,683
Stockholders’ equity	178,894	177,075	172,742	165,618	150,396

Earnings Performance Ratios
Return on average assets	0.81%	0.81%	1.00%	0.64%	0.84%
Return on average equity	12.12	12.06	15.18	9.65	12.23
Net interest margin(1)	4.03	3.97	3.99	3.81	3.71
Efficiency ratio(2)	69.02	70.12	66.49	75.81	70.66
Efficiency ratio, banks only(2)	62.15	64.55	60.74	64.47	62.09

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Six Months	the Year	the Six Months	the Year
	Ended	Ended	Ended	Ended
	6/30/2005	12/31/2004	6/30/2004	12/31/2003
Loan and Lease Data
Commercial and commercial real estate	$ 1,199,450	$ 1,162,103	$ 1,079,115	$ 860,552
Residential mortgage	227,377	212,842	212,534	148,376
Agricultural and agricultural real estate	231,548	217,860	229,963	166,182
Consumer	181,907	167,109	157,139	136,601
Direct financing leases, net	17,922	16,284	13,335	13,621
Unearned discount and deferred loan fees	(3,278)	(3,244)	(2,977)	(2,783)
Total loans and leases	$ 1,854,926	$ 1,772,954	$ 1,689,109	$ 1,322,549

Asset Quality
Nonaccrual loans	$ 14,523	$ 9,837	$ 7,168	$ 5,092
Loans past due ninety days or more as to interest or principal payments	378	88	392	458
Other real estate owned	1,611	425	433	599
Other repossessed assets	386	313	299	285
Total nonperforming assets	$ 16,898	$ 10,663	$ 8,292	$ 6,434

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 24,973	$ 18,490	$ 18,490	$ 16,091
Provision for loan and lease losses	3,000	4,846	2,347	4,183
Loans charged off	(1,777)	(3,617)	(1,728)	(2,392)
Recoveries	799	1,005	543	608
Reclass for unfunded commitments to other liabilities	(319)	-	-	-
Addition related to acquired bank	-	4,249	4,249	-
Balance, end of period	$ 26,676	$ 24,973	$ 23,901	$ 18,490

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.80%	0.56%	0.45%	0.42%
Ratio of nonperforming assets to total assets	0.62	0.41	0.33	0.32
Ratio of net loan chargeoffs to average loans and leases	0.05	0.16	0.08	0.14
Allowance for loan losses as a percent of loans and leases	1.44	1.41	1.42	1.40
Allowance for loan losses as a percent of nonperforming loans and leases loans and leases	179.02	251.62	316.15	333.11

HEARTALND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	6/30/2005			6/30/2004
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$408,720	$3,568	3.50%	$355,576	$2,698	3.05%
Nontaxable(1)	118,125	2,050	6.96	90,279	1,637	7.29
Total securities	526,845	5,618	4.28	445,855	4,335	3.91
Interest bearing deposits	7,574	80	4.24	5,861	46	3.16
Federal funds sold	8,508	57	2.69	3,296	9	1.10
Loans and leases:
Commercial and commercial real estate(1)	1,211,184	19,453	6.44	986,723	14,072	5.74
Residential mortgage	233,383	3,474	5.97	180,334	2,642	5.89
Agricultural and agricultural real estate(1)	228,259	3,993	7.02	187,422	3,094	6.64
Consumer	179,474	3,828	8.56	143,619	2,927	8.20
Direct financing leases, net	13,002	278	8.58	13,559	208	6.17
Fees on loans	-	1,681	-	-	1,020	-
Less: allowance for loan and lease losses	(26,496)	-	-	(20,906)	-	-
Net loans and leases	1,838,806	32,707	7.13	1,490,751	23,963	6.47
Total earning assets	2,381,733	38,462	6.48	1,945,763	28,353	5.86
Nonearning Assets	298,702	-	-	254,814	-	-
Total Assets	$2,680,435	$38,462	5.76%	$2,200,577	$28,353	5.18%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$754,578	$2,553	1.36%	$619,816	$1,266	0.82%
Time, $100,000 and over	196,886	1,500	3.06	147,569	944	2.57
Other time deposits	749,708	6,229	3.33	590,045	4,777	3.26
Short-term borrowings	234,301	1,709	2.93	201,690	699	1.39
Other borrowings	211,427	2,540	4.82	193,563	2,741	5.70
Total interest bearing liabilities	2,146,900	14,531	2.71	1,752,683	10,427	2.39
Noninterest Bearing Liabilities
Noninterest bearing deposits	321,707	-	-	257,502	-	-
Accrued interest and other liabilities	32,934	-	-	39,996	-	-
Total noninterest bearing liabilities	354,641	-	-	297,498	-	-
Stockholders’ Equity	178,894	-	-	150,396	-	-
Total Liabilities and Stockholders’ Equity	$2,680,435	$14,531	2.17%	$2,200,577	$10,427	1.91%
Net interest income(1)		$23,931			$17,926
Net interest income to total earning assets(1)			4.03%			3.71%
Interest bearing liabilities to earning assets	90.14%			90.08%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Six Months Ended
	6/30/2005			6/30/2004
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$412,730	$7,099	3.47%	$354,099	$6,306	3.58%
Nontaxable(1)	117,508	4,089	7.02	88,493	3,215	7.31
Total securities	530,238	11,188	4.25	442,592	9,521	4.33
Interest bearing deposits	7,274	147	4.08	5,452	14	0.52
Federal funds sold	8,183	104	2.56	2,668	90	6.78
Loans and leases:
Commercial and commercial real estate(1)	1,194,366	37,445	6.32	935,999	26,907	5.78
Residential mortgage	227,295	6,907	6.13	167,250	4,910	5.90
Agricultural and agricultural real estate(1)	224,372	7,634	6.86	177,421	5,819	6.60
Consumer	174,698	7,372	8.51	138,922	5,768	8.35
Direct financing leases, net	14,696	505	6.93	13,485	417	6.22
Fees on loans	-	2,894	-	-	1,959	-
Less: allowance for loan and lease losses	(25,920)	-	-	(19,881)	-	-
Net loans and leases	1,809,507	62,757	6.99	1,413,196	45,780	6.51
Total earning assets	2,355,202	74,196	6.35	1,863,908	55,405	5.98
Nonearning Assets	296,690	-	-	238,589	-	-
Total Assets	$2,651,892	$74,196	5.64%	$2,102,497	$55,405	5.30%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$752,642	$4,593	1.23%	$594,220	$2,433	0.82%
Time, $100,000 and over	181,686	2,687	2.98	142,183	1,791	2.53
Other time deposits	747,583	12,184	3.29	566,361	9,332	3.31
Short-term borrowings	231,781	2,973	2.59	185,528	1,296	1.40
Other borrowings	207,022	5,046	4.92	188,536	5,175	5.52
Total interest bearing liabilities	2,120,714	27,483	2.61	1,676,828	20,027	2.40
Noninterest Bearing Liabilities
Noninterest bearing deposits	318,507	-	-	241,941	-	-
Accrued interest and other liabilities	34,686	-	-	37,081	-	-
Total noninterest bearing liabilities	353,193	-	-	297,022	-	-
Stockholders’ Equity	177,985	-	-	146,647	-	-
Total Liabilities and Stockholders’ Equity	$2,651,892	$27,483	2.09%	$2,102,497	$20,027	1.92%
Net interest income(1)		$46,713			$35,378
Net interest income to total earning assets(1)			4.00%			3.82%
Interest bearing liabilities to earning assets	90.04%			89.96%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.